Exhibit 99.1

Supernus to Present at the 2017 J.P. Morgan Healthcare Conference

ROCKVILLE, Md., January 3, 2017 — Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview and update of the Company and host investor meetings at the 35th Annual J.P. Morgan Healthcare Conference.

Date: Tuesday, January 10, 2017

Time: 4:00 p.m. PT / 7:00 p.m. ET

Place: Westin St. Francis Hotel, San Francisco, CA

Investors interested in arranging a meeting with the Company’s management during this conference should contact the conference coordinator.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients and SPN-812 for the treatment of ADHD.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com